Exhibit 99.5

                     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

   The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the historical accounts of the Company for that period, adjusted giving effect to the acquisitions of Lake Norman Dodge, Inc. and Affiliated Companies, Ken Marks Ford, Inc., Dyer & Dyer, Inc. and the Bowers Dealerships and Affiliated Companies in 1997 (the "1997 Acquisitions"), the acquisitions of Clearwater Dealerships and Affiliated Companies effective January 1, 1998 (the "Clearwater Acquisition" and, together with the 1997 Acquisitions, the "Completed Acquisitions"), and the Hatfield Acquisition (collectively, the "Acquisitions"), as if such acquisitions had occurred on the first day of the period presented. The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 1998 reflects the historical accounts of the Company for that period, adjusted to give effect to the Hatfield Acquisition, as if such acquisition had occurred on the first day of the period presented. The following unaudited pro forma consolidated balance sheet as of March 31, 1998 reflects the historical accounts of the Company as of that date as adjusted to give effect to the Hatfield Acquisition as if such acquisition had occurred on March 31, 1998.

   The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes of the Company as included in its Annual Report on Form 10-K dated March 31, 1998 and its Quarterly Report on Form 10-Q dated May 14, 1998, the financial statements and related notes of the Bowers Dealerships and Affiliated Companies, Lake Norman Dodge, Inc. and Affiliated Companies, Ken Marks Ford, Inc. and Dyer and Dyer, Inc. as included in the Company's Prospectus dated November 10, 1997, as well as the financial statements and related notes of the Hatfield Automotive Group as included herein by exhibit 99.3 and as incorporated by reference to exhibit 99.2 to the Company's Form 8-K dated July 9, 1998. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the transactions described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operations for any future period.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                        COMPLETED ACQUISITIONS
                                                         ------------------------------------------------------

                                                                                     PRO-FORMA
                                                                                    ADJUSTMENTS        PRO-FORMA
                                                            1997                      FOR THE           FOR THE
                                                         ACQUISITIONS  CLEARWATER    COMPLETED         COMPLETED
                                            ACTUAL (A)      (B)        ACQUISITION  ACQUISITIONS      ACQUISITIONS
                                            -----------  ---------------------------------------     ------------
Revenues:
     Vehicle sales                           $ 467,858    $ 364,756    $ 108,812          $ -        $ 941,426
     Parts, service, and collision repair       57,537       42,164       10,500                       110,201
     Finance and insurance                      10,606        7,723        2,587          346  (c)      21,262
                                            -----------  -------------------------------------     ------------
          Total Revenues                       536,001      414,643      121,899          346        1,072,889
Cost of Sales                                  471,253      360,794      105,786         (371) (d)     937,462
                                            -----------  -------------------------------------     -------------
Gross Profit                                    64,748       53,849       16,113          717          135,427
Selling, general & administrative expenses      48,520       41,909       12,226       (4,093) (e)      99,745
                                                                                        1,183  (f)
Management bonus                                                                                             -
Depreciation and amortization                    1,322          914          390         (179) (f)       3,725
                                                                                         (303) (g)
                                                                                        1,581  (h)
                                            -----------  -------------------------------------     ------------
Operating income                                14,906       11,026        3,497        2,528           31,957
Interest expense, floorplan                      8,007        4,722          779       (1,864) (i)      11,644

Interest expense, other                          1,199          234          721         (690) (f)       5,394
                                                                                        3,949  (j)
                                                                                          267  (k)
                                                                                         (286) (l)
Other income                                       298          180          194                           672
                                            -----------  -------------------------------------     ------------
Income (loss) before income
     taxes and minority interest                 5,998        6,250        2,191        1,152           15,591
Provision for income taxes                       2,249          178            -          627  (m)       5,979
                                                                                        2,925  (n)
                                            -----------  -------------------------------------     ------------
Income (loss) before minority interest           3,749        6,072        2,191       (2,400)           9,612
Minority interest in
     earnings of subsidiary                         47            -            -                            47
                                            -----------  -------------------------------------     ------------
Net Income (Loss)                              $ 3,702      $ 6,072      $ 2,191     $ (2,400)         $ 9,565
                                            ===========  =====================================     ============

Basic net income per share (o)                  $ 0.53
                                            ===========
Weighted average shares outstanding (o)          6,949
                                            ===========

Diluted net income per share  (o)               $ 0.53
                                            ===========
Weighted average shares outstanding  (o)         6,949
                                            ===========


                                               HATFIELD ACQUISITION
                                              ------------------------

                                                             PRO-FORMA
                                                            ADJUSTMENTS
                                                              FOR THE        PRO FORMA
                                               HATFIELD       HATFIELD        FOR THE
                                              DEALERSHIPS   ACQUISITION    ACQUISITIONS
                                              -----------  -------------   ------------
Revenues:
     Vehicle sales                              $ 251,981         $ -      $ 1,193,407
     Parts, service, and collision repair          16,400                      126,601
     Finance and insurance                          6,899                       28,161
                                              ------------------------     ------------
          Total Revenues                          275,280           -        1,348,169
Cost of Sales                                     243,370                    1,180,832
                                            --------------------------     ------------
Gross Profit                                       31,910           -          167,337
Selling, general & administrative expenses         21,153         104  (e)     121,002

Management bonus                                    7,121      (7,121) (e)           -
Depreciation and amortization                         221                        4,865
                                                                  (25) (g)
                                                                  944  (h)
                                              ------------------------     ------------
Operating income                                    3,415       6,098           41,470
Interest expense, floorplan                         3,663        (414) (i)      15,523
                                                                  630  (j)
Interest expense, other                                 -                        7,625

                                                                2,231  (j)

Other income                                          224                          896
                                              ------------------------     ------------
Income (loss) before income
     taxes and minority interest                      (24)      3,651           19,218
Provision for income taxes                              -       1,583  (m)       7,552
                                                                  (10) (n)
                                              ------------------------     ------------
Income (loss) before minority interest                (24)      2,078           11,666
Minority interest in
     earnings of subsidiary                             -                           47
                                              ------------------------     ------------
Net Income (Loss)                                   $ (24)    $ 2,078         $ 11,619
                                              ========================     ============

Basic net income per share (o)                                                  $ 1.03
                                                                           ============
Weighted average shares outstanding (o)                                         11,250
                                                                           ============

Diluted net income per share  (o)                                               $ 0.91
                                                                           ============
Weighted average shares outstanding  (o)                                        12,749
                                                                           ============





(See accompanying notes to Unaudited Pro Forma Consolidated Statements of Operations)

        Unaudited Pro Forma Consolidated Statement of Operations
                   Three Months Ended March 31, 1998
                  (in thousands except per share data)

                                                                                          PRO FORMA              PRO FORMA
                                                                           HATFIELD    ADJUSTMENTS FOR            FOR THE
                                                         ACTUAL (A)      DEALERSHIPS   THE ACQUISITION        THE ACQUISITION
                                                       ---------------  --------------------------------      -----------------
Revenues:
     Vehicle sales                                          $ 228,569         $ 57,661              $ -              $ 286,230
     Parts, service, and collision repair                      28,965            4,255                -                 33,220
     Finance and insurance                                      6,247            1,747                -                  7,994
                                                       ---------------  --------------------------------      -----------------
          Total Revenues                                      263,781           63,663                -                327,444
Cost of Sales                                                 228,600           56,297                -                284,897
                                                       ---------------  --------------------------------      -----------------
Gross Profit                                                   35,181            7,366                -                 42,547
Selling, general & administrative expenses                     26,640            5,053               20  (e)            31,713
Management bonus                                                    -            1,700           (1,700) (e)                 -
Depreciation and amortization                                     815               67               (6) (g)             1,112
                                                                                                    236  (h)

                                                       ---------------  --------------------------------      -----------------
Operating income                                                7,726              546            1,450                  9,722
Interest expense, floorplan                                     3,235              556              (59) (i)             3,889
                                                                                                    157  (j)
Interest expense, other                                         1,061                -              593  (j)             1,654
Other income                                                       44               41                                      85
                                                       ---------------  --------------------------------      -----------------
Income before income taxes and minority interest                3,474               31              759                  4,264
Provision for income taxes                                      1,338                -              335  (m)             1,686
                                                                                                     13  (n)
                                                       ---------------  --------------------------------      -----------------
Income before minority interest                                 2,136               31              411                  2,578
Minority interest in earnings of subsidiary                         -                -                -                      -
                                                       ---------------  --------------------------------      -----------------
Net Income                                                    $ 2,136             $ 31            $ 411                $ 2,578
                                                       ===============  ================================      =================


Basic net income per share                                     $ 0.19                                                   $ 0.23
                                                       ===============                                        =================
Weighted average shares outstanding                            11,250                                                   11,250
                                                       ===============                                        =================


Diluted net income per share  (o)                              $ 0.19                                                   $ 0.20
                                                       ===============                                        =================
Weighted average shares outstanding  (o)                       11,374                                                   12,843
                                                       ===============                                        =================

(SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS)

                  NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      DECEMBER 31, 1997 AND MARCH 31, 1998

(a)The actual consolidated statement of operations data for the Company for the year ended December 31, 1997 includes the results of operations of the following dealerships and dealership groups acquired during the year ended December 31, 1997 from their respective dates of acquisition:

   DEALERSHIP ACQUIRED       DATE OF ACQUISITION
---------------------------  --------------------
Fort Mill
 Chrysler-Plymouth-Dodge     June 3, 1997
Lake Norman Dealerships      September 1, 1997
Ken Marks Ford               October 1, 1997
Williams Motors              October 10, 1997
Dyer Volvo                   November 1, 1997
Bowers Dealerships           November 1, 1997

   The actual consolidated statement of operations data for the Company for the three months ended March 31, 1998 includes the results of operations of the Clearwater Dealerships and Affiliated Companies from January 1, 1998, the date of the Clearwater Acquisition.

(b)Reflects the results of operations of the 1997 Acquisitions for the period from January 1, 1997 to their respective dates of acquisition. Pro forma adjustments have not been presented to include the results of (i) Fort Mill Chrysler-Plymouth-Dodge for the period from January 1, 1997 to June 3, 1997, the date of the acquisition or (ii) Williams Motors for the period from January 1, 1997 to October 10, 1997, the date of acquisition, because management believes such results are not material.

(c)Reflects finance and insurance revenues generated by the 1997 Acquisitions and the Clearwater Acquisition in the amounts of $252,000 and $94,000, respectively, for the year ended December 31, 1997 that were paid directly to the dealership owners or wholly-owned management companies and excluded from revenue in the historical financial statements of the acquired dealerships.

(d)Adjustment reflects the conversion from the LIFO Method of inventory accounting to the FIFO Method of inventory accounting for the 1997 Acquisitions in the amount of $371,000 for the year ended December 31, 1997 to conform to the Company's method of accounting for vehicle inventories.

(e)Reflects the net decrease in selling, general, and administrative expenses related to the net reduction in salaries, bonuses, and fringe benefits and related expenses of owners and officers of the acquired dealerships who have become or will become employees, consistent with reduced salaries pursuant to employment agreements with the Company, or whose positions have been or will be eliminated as part of the acquisitions.

(f)Reflects the increase in rent expense related to lease agreements entered into with the sellers of certain dealerships acquired in the 1997 Acquisitions and the Clearwater Acquisition for such dealerships' real property that were not acquired by the Company, and the decreases in depreciation expense and interest expense related to mortgage indebtedness encumbering such property of approximately $1.8 million bearing interest at 9% and $5.9 million bearing interest at rates from 9% to 9.5% associated with the 1997 Acquisitions and the Clearwater Acquisition, respectively.

(g)Reflects the elimination of amortization expense related to goodwill that arose in previous acquisitions in certain of the acquired dealerships from the date of the acquisitions.

(h)Reflects the amortization over an assumed useful life of 40 years of intangible assets, consisting primarily of goodwill, resulting from the Acquisitions which were assumed to occur on January 1, 1997. In accordance with the purchase agreement associated with the Clearwater Acquisition, the Company will be required to make an additional payment, not to exceed $1.8 million, equal to 50% of the combined 1998 pre-tax earnings of the entities acquired. Amount includes amortization of the additional goodwill associated with this contingent purchase price, which has been estimated at approximately $1.7 million based on the estimated 1998 pre-tax earnings of the entities acquired. The amount of the contingent purchase price, and the corresponding goodwill, may actually be different from the amounts estimated here depending on the actual combined 1998 pre-tax earnings of the entities acquired.

(i)Reflects the net decrease in interest expense, floor plan, resulting from the refinancing of the notes payable, floor plan arrangements of the Company and the dealerships being acquired, under a standardized floor plan credit facility with Ford Motor Credit which requires placement of acquired dealerships floor plan financing with Ford Motor Credit (the "Floor Plan Facility") as if such refinancing had occurred at the beginning of the period presented. The average interest rate under the Floor Plan Facility is approximately 7.6% compared to historical interest rates ranging from 8.1% to 9.5%.

(j)Reflects the increase in interest expense associated with borrowings made under the Company's revolving credit facility with Ford Motor Credit bearing interest at 8.5% of $33.4 million, $11.4 million and $26.2 million used to finance the 1997 Acquisitions, the Clearwater Acquisition and the Hatfield Acquisition, respectively, and borrowings made under the Company's Floor Plan Facility bearing interest at 7.6% of approximately $8.3 million used to finance the Hatfield Acquisition. Amount includes estimated additional borrowings to be made under the Company's revolving facility of approximately $1.7 million used to finance the estimated contingent purchase price associated with the Clearwater Acquisition (see note (h)).

(k)In connection with the acquisition of the Bowers Dealerships, the Company issued a promissory note to the former owner in the amount of $4.0 million bearing interest at NationsBank's prime rate less 0.5%. This adjustment reflects an increase in interest expense related to the promissory note assuming a prime rate of 8.5% as if the note was issued at the beginning of the period presented.

(l)Reflects the decrease in interest expense related to debt, other than mortgage indebtedness, associated with the 1997 Acquisitions and the Clearwater Acquisition of approximately $1.6 million bearing interest at 8.5% and $1.8 million bearing interest at rates ranging from 9% to 10%, respectively, which has not been assumed.

(m)Reflects the net increase in provision for income taxes resulting from pro forma adjustments above, computed using a combined statutory income tax rate of approximately 39%.

(n)Certain of the acquired dealerships were not subject to federal and state income taxes because they were either S corporations, partnerships, or limited liability companies during the period indicated. Upon completion of these acquisitions, these dealerships will be subject to federal and state income tax as C corporations. This adjustment reflects the resulting increase in the federal and state income tax provision as if these entities had been taxable at the combined statutory income tax rate of approximately 39%.

(o)Pro forma basic and diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1997 have been adjusted to reflect the issuance of 5 million shares of the Company's Class A Common Stock in connection with its initial public offering ("IPO") in November 1997 as if such shares had been issued on January 1, 1997. Pro forma diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1997 includes the dilutive effect of the issuance of 3,960 and 14,025 shares of the Company's Class A Preferred Stock in connection with the Clearwater Acquisition and the Hatfield Acquisitions, respectively. Warrants to purchase 44,391 shares of the Company's Class A Common Stock issued in January 1998 in connection with the consummation of the 1997 Acquisitions were not included in the reported amounts because they were anti-dilutive. Pro forma net income per share and the related weighted average shares outstanding for the three months ended March 31, 1998 includes the dilutive effect of the issuance of 3,960 and 14,025 share of the Company's Class A Preferred Stock in connection with the Clearwater Acquisitions and the Hatfield Acquisitions, respectively. The following is a reconciliation of the pro forma weighted average shares for the year ended December 31, 1998 and the three months ended March 31, 1998:

                                                                          THREE MONTHS
                                                     YEAR ENDED              ENDED
                                                   DECEMBER 31, 1997     MARCH 31, 1998
                                                   ---------------       ---------------
Weighted Average Shares - Basic (actual)                    6,949                11,250
Issuance of Common Stock in connection with IPO             4,301                     -
                                                   ---------------       ---------------

Weighted Average Shares - Basic (pro forma)                11,250                11,250
                                                   ===============       ===============


Weighted Average Shares - Diluted (actual)                  6,949                11,374
Issuance of Common Stock in connection with IPO             4,301                     -
Class A Convertible Preferred Stock                         1,499                 1,469
Warrants                                                        -                     -
                                                   ---------------       ---------------

Weighted Average Shares - Diluted (pro forma)              12,749                12,843
                                                   ===============       ===============

                       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                    AS OF MARCH 31, 1998
                                       (IN THOUSANDS)

                                                                                     PRO FORMA
                                                                                   ADJUSTMENTS FOR      PRO FORMA
                                                                    HATFIELD       THE HATFIELD          FOR THE
                                                    ACTUAL        DEALERSHIPS       ACQUISITION        THE ACQUISITION
                                                --------------   --------------   ---------------     --------------
ASSETS
Current Assets:
     Cash & cash equivalents                         $ 23,391         $ 14,990               $ - (a)(b)    $ 26,074
                                                                                         (12,307)(c)
     Marketable equity securities                         247                                                   247
     Receivables                                       22,128            3,360                               25,488
     Inventories                                      150,819           34,395                              185,214
     Deferred Income Taxes                                405                                                   405
     Due from affiliates                                1,014                                                 1,014
     Other current assets                               1,969            6,610                                8,579
                                                --------------   --------------   ---------------     --------------
          Total current assets                        199,973           59,355           (12,307)           247,021
Property & equipment, net                              19,796            1,003                               20,799
Goodwill, net                                          86,072              977            39,406 (a)        125,478
                                                                                            (977)(d)
Other assets                                              651                                                   651
                                                --------------   --------------   ---------------     --------------

          Total assets                              $ 306,492         $ 61,335          $ 26,122          $ 393,949
                                                ==============   ==============   ===============     ==============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
     Notes payable-floor plan                       $ 128,152         $ 33,456           $ 8,283 (b)      $ 169,891
     Trade accounts payable                             7,554            2,660                               10,214
     Accrued interest                                   1,445                                                 1,445
     Other accrued liabilities                         12,893            1,132                               14,025
     Payable to affiliates                                445            7,196            (7,196)(c)            445
     Current maturities of long-term debt                 584                                                   584
                                                --------------   --------------   ---------------     --------------
          Total current liabilities                   151,073           44,444             1,087            196,604
Long-term debt                                         49,982                             27,901 (b)         77,883
Payable to the Company's Chairman                       5,500                                                 5,500
Payable to affiliates                                   4,192           10,569           (10,569)(c)          4,192
Deferred income taxes                                   1,079                                                 1,079
Income tax payable                                      4,822                                                 4,822
Stockholders' equity
     Common stock of combined companies                                  2,825            (2,825)(a)              -
     Preferred Stock                                    3,366                             14,025 (a)         17,391
     Class A Common Stock                                  50                                                    50
     Class B Common Stock                                  63                                                    63
     Paid-in capital                                   68,045            1,744            (1,744)(a)         68,045
     Retained earnings                                 18,322            1,753            (6,234)(a)         18,322
                                                                                           5,458 (c)
                                                                                            (977)(d)
     Unrealized loss on marketable
           equity securities                               (2)                                                   (2)
                                                --------------   --------------   ---------------     --------------
          Total stockholders' equity                   89,844            6,322             7,703            103,869

                                                ==============   ==============   ===============     ==============
Total liabilities & stockholders' equity            $ 306,492         $ 61,335          $ 26,122          $ 393,949
                                                ==============   ==============   ===============     ==============

   (SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET)

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998


(a)Reflects the preliminary allocation of the purchase price of the Hatfield Acquisition based on the estimated fair value of net assets acquired. Amount also reflects the allocation of the estimated contingent purchase price associated with the Clearwater Acquisition (see note (h) to the Notes to Unaudited Consolidated Statement of Operations). Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in a significant adjustment to the carrying amount of those net assets. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from amounts estimated here, depending on the actual fair value of tangible net assets acquired, changes in the estimated fair value of the preferred stock issued as determined by an independent appraisal which has not yet been finalized, and the actual contingent purchase price associated with the Clearwater Acquisition. The estimated purchase price allocation consists of the following:

                                  HATFIELD     CLEARWATER
                                 DEALERSHIPS   ACQUISITION       TOTAL
                                 ------------  ------------   ------------

Estimated total consideration:
     Cash                            $34,525        $1,659        $36,184
     Preferred Stock                  14,025                       14,025
                                 ------------  ------------   ------------
          Total                       48,550         1,659         50,209
Less:  Estimated fair value
of tangible
     Net assets acquired              10,803             -         10,803
                                 ------------  ------------   ------------
Excess of purchase price over
fair value
     Of  net tangible assets
acquired                             $37,747        $1,659        $39,406
                                 ============  ============   ============


(b)Reflects borrowings made under the Company's Floor Plan Facility at 7.6% and the Company's revolving credit facility with Ford Motor Credit at 8.5% used to finance the Hatfield Acquisition.

(c)Reflects the elimination of cash in the amount of $12.3 million that was not acquired in the Hatfield Acquisition and the elimination of the current and long term portions of payables to affiliates amounting to $7.2 million and $10.6 million, respectively, which were not assumed in the Hatfield Acquisition.

(d)Reflects the elimination of goodwill that arose in previous acquisitions of the Hatfield dealerships.